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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                          RE TERMINATION OF ENGAGEMENT


                               November 25, 1997

Securities and Exchange Commission
Office of Chief Accountant
Washington, D.C. 30549

Gentlemen:


We have read the disclosure under Experts in the Registration Statement on Form SB-2 of 800 Travel Systems, Inc. to be filed approximately November 25, 1997 relating to our firm and agree with such statement.



                                        Very truly yours,

                                        /s/ Feldman Radin & Co., P.C.

                                        Certified Public Accountants